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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of International Microcomputer software, Inc. on Form S-3 of our report dated August 8, 1997 (September 24, 1997 as to Note 10), appearing in the Annual Report on Form 10-K of International Microcomputer Software, Inc. for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche, LLP



San Francisco, California
December 22, 1997